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                                                                EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                      E.I. DU PONT DE NEMOURS AND COMPANY


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 16, 1995, which appears on Page 38 of the 1994 Annual Report to Stockholders of E.I. du Pont de Nemours and Company, which is incorporated by reference in E.I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 1994. The Consolidated Financial Statements of E.I. du Pont de Nemours and Company, as listed under Item 14(a)1 of its Annual Report on Form 10-K for the year ended December 31, 1994, are incorporated by reference in The Seagram Company Ltd. Annual Report on Form 10-K for the year ended January 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Price Waterhouse LLP
____________________________

PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
August 26, 1996